IMPORTANT - SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 12TH, 2007. PLEASE SEE FUND PROFILE SECTION FOR DETAILS.

Important:  Special Meeting of Shareholders to be held October 12th, 2007

Women’s Equity Fund shareholders have recently been sent a proxy statement and proxy voting card asking for their vote on the proposed merger of Women’s Equity Fund into Pax World Women’s Equity Fund, advised by Pax World Management Corp. Pax World is a long-respected name in the field of socially responsible investing, having launched the nation’s first socially responsible mutual fund in 1971.Similarly, FEMMX founded Women’s Equity Fund in 1993 to advance the social and economic status of women in the workplace through the collective power of individual and institutional investors. We hope and trust that the synergies of this combination should benefit Women’s Equity Fund shareholders for years to come.

Your vote is very important to us, and we encourage you to vote as soon as you receive and read the proxy statement. Shareholders may vote in one of four ways:  by mail, by telephone, by website, or by attending the shareholder meeting on Friday, October 12, 2007. Please refer to your proxy statement for more detailed voting instructions.

If you have questions or have not received your proxy, please call our Proxy Client Service Center at 1-866-432-4863. If you have your control number click here to vote.

Please click here to read the complete proxy.